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COOPERS & LYBRAND L.L.P.     1101 Louisiana Street     Telephone (713) 757-5200
                             Suite 4100                Facsimile (713) 757-5248
                             Houston, Texas 77002
[COOPERS & LYBRAND LOGO]


April 20, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Positron Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April, 1998. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,

Coopers & Lybrand L.L.P.